SCHEDULE 14A
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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|_| Definitive Proxy Statement               Commission Only (as permitted
|_| Definitive Additional Materials          by Rule 14a-6(e)(2))
|_| Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

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                         STREICHER MOBILE FUELING, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
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(2) Aggregate number of securities to which transaction applies:
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(3)Per unit price or other underlying value of transaction computed pursuant to
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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    previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


(1) Amount previously paid:  __________________________________________________

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(4) Date Filed: _______________________________________________________________

                         STREICHER MOBILE FUELING, INC.
                     800 WEST CYPRESS CREEK ROAD, SUITE 580
                         FORT LAUDERDALE, FLORIDA 33309


                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 23, 2003


To the Shareholders of
Streicher Mobile Fueling, Inc.

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Streicher Mobile Fueling, Inc. (the "Company") will be held at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida, on July 23, 2003, beginning at 9:00 a.m. local time. At the meeting, shareholders will act on the following matters:

     o To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 shares;

     o To authorize the Board of Directors to exercise its discretion under state law, notwithstanding limitations on that discretion imposed by rules of the Nasdaq Stock Market, to approve the issuance by the Company of (A) not more than 5,000,000 shares of Common Stock in one or more private placements of Common Stock, Common Stock purchase warrants or debt instruments convertible into Common Stock (the "Securities") (B) for aggregate consideration of not more than $10,000,000 (C) at any time during the three (3) months following shareholder approval of the proposal, even if such issuance (D) is done at a negotiated price that may be deemed to be as much as 50% below "market value" (as defined by Nasdaq Stock Market Rules), and
          (E) includes purchases of some or all of the Securities at such negotiated price to officers or directors of the Company or their affiliates, (F) so long as the price and other terms of the transaction are (i) unanimously approved by the entire Board of Directors, and (ii) either (a) approved by the Audit Committee or another committee comprised entirely of independent, non-purchasing members of the Company's Board of Directors or (b) if no such committee is available, subsequently ratified by a vote of the pre-transaction shareholders not less than three (3) months following the closing of the transaction;

     o To authorize the Board of Directors to exercise its discretion under state law, notwithstanding limitations on that discretion imposed by rules of the Nasdaq Stock Market, to approve the issuance by the Company of (A) not more than 25,000,000 shares of Common Stock (B) for aggregate consideration of not more than $75,000,000 (C) in connection with the acquisition by the Company of one or more businesses or the assets thereof (D) at any time during the three (3) months following approval of the proposal, even if such issuance is done (E) at a negotiated price that may be deemed to be as much as 50% below "market value" (as defined by Nasdaq Stock Market Rules), (F) so long as the price and other terms of any such acquisition are (i) unanimously approved by the entire Board of Directors and (ii) approved by the Audit Committee or another committee of independent, non-purchasing members of the Company's Board of Directors; and

     o    Any other matters that may properly come before the meeting.

      Only shareholders of record at the close of business on May 20, 2003 are entitled to receive notice of and to vote at the Special Meeting or any postponement or adjournment thereof.

      Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

                                       By Order of the Board of Directors
                                       RICHARD E. GATHRIGHT
                                       Chief Executive Officer, President and
                                       Chairman of the Board


June 23, 2003
Fort Lauderdale, Florida

                         STREICHER MOBILE FUELING, INC.
                     800 WEST CYPRESS CREEK ROAD, SUITE 580
                         FORT LAUDERDALE, FLORIDA 33309

                       -----------------------------------

                                 PROXY STATEMENT
                       -----------------------------------


     This proxy statement contains information relating to a Special Meeting of Shareholders to be held on July 23, 2003 at 9:00 a.m. local time, at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida, or at such other time and place to which the Special Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Streicher Mobile Fueling, Inc. (the "Company"). The proxy materials relating to the Special Meeting are being mailed on June 23, 2003 to shareholders of record on May 20, 2003, the record date for the meeting.


                                ABOUT THE MEETING

WHY ARE WE CALLING THIS SPECIAL MEETING?

     We are calling the Special Meeting to seek the approval of our shareholders to:

     o Approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 shares;

     o To authorize the Board of Directors to exercise its discretion under state law, notwithstanding limitations on that discretion imposed by rules of the Nasdaq Stock Market, to approve the issuance by the Company of (A) not more than 5,000,000 shares of Common Stock in one or more private placements of Common Stock, Common Stock purchase warrants or debt instruments convertible into Common Stock (the "Securities") (B) for aggregate consideration of not more than $10,000,000 (C) at any time during the six (6) months following approval of the proposal, even if such issuance (D) is done at a negotiated price that may be deemed to be as much as 50% below "market value" (as defined by Nasdaq Stock Market Rules), and (E) includes purchases of some or all of the Securities at such negotiated price to officers or directors of the Company or their affiliates, (F) so long as the price and other terms of the transaction are (i) unanimously approved by the entire Board of Directors, and (ii) either (a) approved by the Audit Committee or another committee comprised entirely of independent, non-purchasing members of the Company's Board of Directors or (b) if no such committee is available, subsequently ratified by a vote of the pre-transaction shareholders not less than three (3) months following the closing of the transaction;

     o To authorize the Board of Directors to exercise its discretion under state law, notwithstanding limitations on that discretion imposed by rules of the Nasdaq Stock Market, to approve the issuance by the Company of (A) not more than 25,000,000 shares of Common Stock (B) for aggregate consideration of not more than $75,000,000 (C) in connection with the acquisition by the Company of one or more businesses or the assets thereof (D) at any time during the six (6) months following approval of the proposal, even if such issuance is done (E) at a negotiated price that may be deemed to be as much as 50% below "market value" (as defined by Nasdaq Stock Market Rules), (F) so long as the price and other terms of any such acquisition are (i) unanimously approved by the entire Board of Directors and (ii) approved by the Audit Committee or another committee of independent, non-purchasing members of the Company's Board of Directors; and

     o    Any other matters that may properly come before the meeting.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Our Board believes that shareholder approval of (a) the amendment to the Company's Articles of Incorporation to increase the number of authorized shares,
(b) granting the Board discretion to do one or more private placements of Common Stock or Common Stock equivalents at a negotiated price which may be below Nasdaq "market value", and (c) granting similar discretion to the issuance of such securities below Nasdaq "market value" for acquisitions of business or assets, are advisable and in the best interests of the Company and its shareholders and recommends that you vote FOR all three proposals.


     The potential issuances of shares of Common Stock for which we are seeking advance approval in the second and third proposals are ordinarily, under applicable state law, entirely within the discretion of the Board of Directors. We are only seeking this approval because of special shareholder approval requirements imposed by the Nasdaq Stock Market for issuances of shares at a price less than Nasdaq's definition of "market value." Based on comments from Nasdaq on our initial filing of this proxy statement, we have limited the length of time for which these "pre-authorizations" are effective to three months after the date of shareholder approval of the pre-authorization, prescribed a maximum percentage discount from Nasdaq "market value" and set maximum dollar amounts which could be involved in a private placement or an acquisition, respectively, in such a transaction

     In light of our inclusion of these additional limitations, we have been informed by the Nasdaq staff members responsible for interpretations of the Nasdaq Listing Qualifications rules that they believe that shareholder approval of the proposal relating to private placements (the "Private Placement Proposal") will obviate the need for another, transaction specific shareholder approval of one or more private placements meeting the limitations set forth in the resolutions that would otherwise trigger the shareholder approval requirements of Nasdaq Stock Market Rule 4350(i)(1)(D) (the "Private Placement Rule"). On the other hand, the Nasdaq staff has informed us that, in the staff's view, there can be no pre-clearance by the shareholders of any issuance of shares by the Board of Directors for unspecified acquisitions of businesses or assets that would otherwise trigger the shareholder approval requirements of Nasdaq Stock Market

Rule 4350(i)(1)(C) (the "Acquisition Rule") (the Acquisition Rule and the Private Placement Rule are collectively referred to herein as "the Rules") because the non-cash consideration received by the Company cannot be described to shareholders in the pre-clearance solicitation.

     While the Company recognizes that the Nasdaq staff's interpretation of the Acquisition Rule will in all likelihood be applied by Nasdaq in the event of an acquisition transaction that we are proposing to pre-approve by the resolution concerning the Acquisition Rule (the "Acquisition Proposal"), we nevertheless intend to proceed with the shareholder approval process for this proposal. We have informed the Nasdaq staff that, in the event of an acquisition of a business or assets which would otherwise trigger the shareholder approval requirements of the Acquisition Rule and for which there is insufficient time to seek transaction specific shareholder approval, we will seek an emergency exception from Nasdaq for the transaction (as specifically provided in Nasdaq Stock Market Rule 4350(i)(2)). We further informed the Nasdaq staff of our intent to proceed with the shareholder approval process for the Acquisition Proposal notwithstanding the staff's position because, by seeking and obtaining the pre-clearance described herein, the Company believes it will be in the best position to obtain such emergency relief from Nasdaq, on the grounds that it has taken all possible steps to obtain shareholder approval of the transaction in advance. In addition, according to Rule 4350(i)(2), one condition of the grant of any such exception would be a requirement that, not less than ten days before issuance of the shares, the Company mail to all of its shareholders a letter alerting them to the issuance of the shares without transaction specific shareholder approval and confirming the approval of the transaction by the Audit Committee or another committee of independent directors. A similar notice is also a condition of the authority sought by the second and third proposals herein.

     We believe that, considering the circumstances facing our Company today, particularly our limited capital resources and volatile market conditions in our industry, our Board of Directors needs the authority to issue shares of our stock at a negotiated price in these types of transactions based on arm's length negotiations without being restrained by Nasdaq rules which limit that authority. While we recognize that the exercise of this authority may be restrained by Nasdaq's interpretation of the Acquisition Rule and the possible refusal by Nasdaq to grant an emergency exception to that Rule, we still believe it is important that the shareholders affirm their willingness to grant to the Board of Directors the discretion set forth in the Acquisition Proposal as well as the Private Placement Proposal.

     In particular, in the Company's case, we believe that the Nasdaq requirement of shareholder approval of specific acquisition transactions does not operate as an effective check on the discretion of management but only serves to hinder the ability of the Board of Directors to take advantage of opportunities to make strategic acquisitions by interposing unnecessary delays for the shareholder approval process. Because the members of the Board of Directors or their affiliates currently control, directly or indirectly, 3,535,460 shares of our Common Stock, or 48.9% of the outstanding shares, shareholder approval of a specific transaction already unanimously approved by the entire Board of Directors is almost certain. Accordingly, strict adherence to the Rules would seem to be elevating form over substance to the detriment of the Company via the potential loss of valuable business opportunities.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     Only shareholders of record at the close of business on the record date, May 20, 2003, are entitled to receive notice of the Special Meeting and to vote the shares of Common Stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our Common Stock are entitled to one vote per share on each matter to be voted upon.

     As of the record date, we had 7,234,168 outstanding shares of Common Stock.

WHO CAN ATTEND THE MEETING?

      All shareholders as of the record date, or their duly appointed proxies, may attend the Special Meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the Special Meeting, in person or by proxy, of the holders of a majority of our Common Stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     You can vote on matters that come before the Special Meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

     Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

     If you attend the Special Meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

WHAT IF I VOTE AND THEN CHANGE MY MIND?

     You may revoke your proxy at any time before it is exercised by:

     o    filing with the Secretary of the Company a notice of revocation;

     o    sending in another duly executed proxy bearing a later date; or

     o    attending the meeting and casting your vote in person.

     Your latest vote will be the vote that is counted.

WHAT VOTE IS REQUIRED TO APPROVE THE ITEMS OF BUSINESS?

     1. Approval of the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000 shares requires the affirmative vote of a majority of our outstanding Common Stock represented in person or by proxy at the meeting.

      2. Authorization of the Board of Directors to approve, notwithstanding limitations on Board authority imposed by Nasdaq rules, the issuance of up to 5,000,000 additional shares of Common Stock at a negotiated price which may be as much as 50% less than Nasdaq's definition of market value, for proceeds of as much as $10,000,000, in one or more private placements of stock, warrants or convertible debt for cash, requires the affirmative vote of the majority of our outstanding Common Stock represented in person or by proxy at the meeting.

     3. Authorization of the Board of Directors to approve, notwithstanding limitations on Board authority imposed by Nasdaq rules, the issuance of up to 25,000,000 additional shares of Common Stock at a negotiated price, which may be as much as 50% less than Nasdaq's definition of "market value", for consideration valued as much as $75,000,000, in connection with acquisitions of businesses or assets by the Company, requires the affirmative vote of the majority of our outstanding Common Stock represented in person or by proxy and entitled to vote at the meeting.

     4. Approval of any other matter that may properly come before the Special Meeting requires the affirmative vote of the majority of our outstanding Common Stock represented in person or by proxy (unless such matter requires a greater vote under our Articles of Incorporation).

ARE ANY ITEMS ASSURED OF APPROVAL BY THE SHAREHOLDERS?

     Because (i) all three resolutions submitted to the shareholders have been unanimously approved by our Board of Directors and (ii) members of the Board of Directors and their affiliates beneficially own 3,535,460 shares of our Common Stock, which comprises 48.9% of the outstanding shares entitled to vote on those resolutions at the meeting, we believe that the approval by the shareholders of all three resolutions is almost certain.

HOW ARE WE SOLICITING THIS PROXY?

      We are soliciting this proxy on behalf of our Board by mail and will pay all associated expenses. Some of the officers and other employees of the Company also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our Common Stock as of May 20, 2003 by (a) each person who owns beneficially more than five percent of our outstanding Common Stock, (b) each director who owns any such shares, (c) the chief executive officer and three other highly compensated executive officers or former executive officers and (d) our directors and executive officers as a group:

                                                                      Common Stock
                                                                Beneficially Owned (1)(2)
                                                                --------------------------
                                                                    Shares      Percent
                                                                ------------- ------------
Richard E. Gathright, Chairman of the Board, Chief Executive
  Officer and President (3)                                          334,833      4.63%
Michael S. Shore, Senior Vice President, Chief Financial
  Officer (4)                                                         16,000       *
Paul C. Vinger, Senior Vice President, Corporate Planning &
  Fleet Operations (5)                                                24,500       *
Gary G. Williams, Senior Vice President, Commercial
  Operations (6)                                                      50,500       *
Wendell R. Beard, Director (7)                                        24,875       *
Larry S. Mulkey, Director (8)                                         21,250       *

C. Rodney O'Connor, Director (9)                                   1,125,537     15.56%
Robert S. Picow, Director (10)                                       214,851      2.97%
W. Greg Ryberg, Director (11)                                         94,375      1.30%
Active Investors II (12)                                           1,083,526     14.98%
Active Investors III (12)                                          1,088,296     15.04%
Stanley H. Streicher (13)                                            641,157      8.86%
GM Johnston Family Limited Partnership                               476,190      6.58%
All directors and executive officers as a group
  (9 persons) (14)                                                 1,906,721     26.32%
----------------

* Less than one percent.
(1) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Streicher Mobile Fueling, Inc., 800 West Cypress Creek Road, Suite 580, Fort Lauderdale, Florida 33309.
(2) Based on 7,234,168 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), certain shares of Common Stock which a person has the right to acquire within 60 days of May 20, 2003 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but not the percentage ownership of any other person.
(3) Includes 333,333 shares issuable upon exercise of options that are presently exercisable. Excludes 166,700 shares issuable upon the exercise of options that are not presently exercisable.
(4) Includes 16,000 shares issuable upon the exercise of options that are presently exercisable. Excludes 64,000 shares issuable upon the exercise of options that are not presently exercisable.

(5) Includes 22,000 shares issuable upon the exercise of options that are presently exercisable. Excludes 48,000 shares issuable upon the exercise of options that are not presently exercisable.
(6) Includes 48,000 shares issuable upon the exercise of options that are presently exercisable. Excludes 32,000 shares issuable upon the exercise of options that are not presently exercisable.
(7) Includes 24,375 shares issuable upon the exercise of options that are presently exercisable.
(8) Includes 21,250 shares issuable upon the exercise of options that are presently exercisable.
(9) Includes 24,375 shares issuable upon the exercise of options that are presently exercisable. Excludes 327,594 shares owned by Mr. O'Connor's adult children, as to which shares Mr. O'Connor disclaims any beneficial ownership interest.
(10) Includes 24,375 shares issuable upon the exercise of options that are presently exercisable.
(11) Includes 24,375 shares issuable upon the exercise of options that are presently exercisable.
(12) Active Investors II and Active Investors III are private funds managed by Fundamental Management Corporation of which Mr. O' Connor and Mr. Picow are directors and shareholders, however, they disclaim any beneficial ownership interest in these shares.
(13) Includes 641,157 shares owned by Supreme Oil Company, Inc., of which Stanley H. Streicher owns 100% of the outstanding capital stock. Mr. Streicher served as the Company's Chairman of the Board until December 2002.
(14) Includes 538,050 shares issuable upon the exercise of presently exercisable options. Excludes 310,700 shares issuable upon the exercise of options that are not presently exercisable.

                     PROPOSAL TO INCREASE AUTHORIZED SHARES
                                 OF COMMON STOCK

     The Board of Directors adopted a resolution on April 28, 2003, to ask the shareholders to amend Article III of the Company's Articles of Incorporation to increase the authorized shares of Common Stock to 50,000,000 shares. As of May 20, 2003, there are 20,000,0000 authorized shares of Common Stock, and 7,234,168 of those shares (36.2%) are issued and outstanding (not including 2,519,227 shares reserved for exercises of outstanding options, warrants and convertible securities). Pursuant to the proposal, the amendment to increase the number of authorized shares of Common Stock would result in approximately 42,765,832 authorized but unissued shares (85.5%) of Common Stock.

     The Company also has 1,000,000 shares of preferred stock authorized, of which there are no shares presently outstanding. The rights, preferences and other terms relating to the preferred stock may be set by the Company's Board of Directors at the time of issuance. The proposal to increase the amount of authorized shares of Common Stock, if approved by the shareholders, would not change the number of authorized shares of preferred stock.


     As previously reported, notwithstanding improved operating efficiencies and marketing initiatives implemented by management over the past few years, recent economic and political events, including the national recession, a significant increase in domestic fuel prices and the war in Iraq, have led to continuing operating losses by the Company. These losses, together with unanticipated problems implementing the Company's new automated billing system and the Company's limited capital resources, resulted in reduced cash flow for the Company over the past several months. As a result, the Company believes that it needs to be in a position to raise additional equity capital or to make strategic acquisitions of businesses or assets by the issuance of new shares of its Common Stock.

     The Board believes that the proposed increase to 50,000,000 authorized shares of Common Stock will be sufficient for issuance from time to time as may be required for various purposes, including but not limited to the issuance of Common Stock for private placements of equity and other financing transactions, for acquisitions or business combinations, and for the exercise of stock purchase warrants and stock options.


     Shareholders should note that, besides the 30,000,000 share increase in authorized shares, the potential dilutive effect from an issuance of authorized shares by the Board of Directors could be significantly greater since up to 85.5% of the voting power and economic value of the Common Stock could be issued at the direction of the Board of Directors without further shareholder approval as opposed to only 63.8% at this time. On the other hand, if the Board of Directors subsequently declares a stock dividend or a forward stock split, the Company's outstanding shares would be greater and the number of authorized and unissued shares available for issuance could be less than they were before the proposal. The Company has no plans, however, to declare a dividend or effect any stock split at this time and considers it to be unlikely that it would do so in the foreseeable future.

     Other than its general intent to consider one or more acquisitions involving the issuance of as many as 25,000,000 shares evidenced by the third proposal made herein, the Company has no present intent to issue any of the additional 30,000,000 authorized shares which would be available for issuance upon approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 50,000,000 SHARES.


   * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


                        PROPOSAL FOR ADVANCE APPROVAL OF
                         ONE OR MORE PRIVATE PLACEMENTS
                      AT A PRICE BELOW NASDAQ MARKET VALUE


     The Board of Directors adopted a resolution on May 30, 2003, to ask the shareholders to approve one or more private placements of up to 5,000,000 shares of Common Stock, for aggregate proceeds of up to $10,000,000, including stock underlying warrants or convertible debt, at a negotiated price, which price may be as much as 50% less than "market value" as defined by rules of the Nasdaq Stock Market, and to permit officers and directors of the Company or their affiliates to purchase some or all of the shares sold in such offerings. The Company considers it highly unlikely that it would ever agree to a discount from Nasdaq "market value" as great as 50% but is seeking approval for such a high discount because the Nasdaq staff suggested that any solicitation of shareholders for a pre-clearance like this one should specify a maximum discount and the Company did not wish to specify a lower, more likely, discount because of the effect that disclosure of such a discount would have on the negotiations with respect to what discount, if any, the Company would be willing to grant to private placement purchasers.

     The private placements must occur no later than three (3) months following the date of the shareholder approval of this proposal. The terms and conditions must be specifically reviewed and approved by the audit committee of the Company's Board of Directors or by another committee of the Board consisting entirely of independent directors none of whom purchases shares, directly or indirectly (through affiliates or otherwise), in such offering. If no such committee is available, such terms must be subsequently ratified by a vote of the pre-transaction shareholders not less than three (3) months following the closing of the transaction. The Board of Directors further conditioned its approval of any such below market value offerings to transactions the terms of which are unanimously approved by the Company's entire Board of Directors on the grounds that, because members of the Board and their affiliates beneficially own 3,535,460 shares, or 48.9%, of our Common Stock, shareholder approval of a transaction which had been unanimously approved by the Board of Directors would be nearly certain. The Board also required that, at least ten (10) days prior to any issuance of shares at a price which may be deemed to be lower than Nasdaq "market value", the shareholders be informed, by public announcement, SEC filing, press release or otherwise, notifying them of the material terms of the transaction.


     NASDAQ SHAREHOLDER APPROVAL REQUIREMENTS

     We are submitting this proposal to a vote of our shareholders in an effort to comply with the shareholder approval requirements of Nasdaq Stock Market Rule 4350(i)(1)(D) (the "Private Placement Rule") as well as in anticipation of the effectiveness of a proposed amendment to that rule. The Private Placement Rule currently requires shareholder approval for the issuance in a transaction not involving a public offering of voting securities equal to twenty percent (20%) or more of the total voting securities of a company at less than market value prior to such issuance. To Nasdaq, "market value" means the last closing bid price before the agreement to invest is signed, which may be the day it is signed or the immediately preceding trading day (the "Signature Date") or the average of up to five trading days preceding the Signature Date. While this definition of "market value" has been used by Nasdaq staff on an informal basis for some time in order to assess whether a Nasdaq issuer has complied with the Rule, Nasdaq has recently submitted a proposal to the Securities and Exchange Commission for approval to amend Nasdaq Stock Market Rule 4200(a)(21) to formally adopt this definition.


     Moreover, according to Nasdaq's March 14, 2003, amendment proposal, shareholder approval would be required for any sales of Common Stock or Common Stock equivalents which include sales to officers or directors of the issuer, even if the transaction (or series of transactions which are aggregated together) represents less than 20% of the outstanding shares prior to the transaction. As written, however, the proposed amended Private Placement Rule would not require shareholder approval if the total number of shares to be issued to all such officers and directors of the company would be (a) less than 5% of the total shares issued in the transaction and (b) less than 1% of the total shares outstanding before the issuance. In light of the potential for an imminent adoption of this amendment, we are asking our shareholders for their approval to sell, directly or indirectly, Common Stock or Common Stock equivalents to officers and directors in a below Nasdaq market value financing occurring within three (3) months of the date of shareholder approval even if more than 5% of the total shares sold in such offering or more than 1% of the outstanding shares prior to the transaction are sold to officers and directors.

     THE COMPANY'S NEED FOR FLEXIBILITY TO OBTAIN ADDITIONAL CAPITAL

     The Company is currently investigating various opportunities to raise debt or equity capital or other financing and to make acquisitions of businesses or assets. All of these opportunities are likely to involve private placements of its Common Stock or other instruments convertible into Common Stock at a negotiated price. On or about May 20, 2003, the Company closed such a financing (the "May 2003 Financing") for $155,500 in gross proceeds. All of the Common Stock or Common Stock equivalents issued in such transaction were issued at a price equal to or greater than the Nasdaq definition of market value but affiliates of the Company, including members of the Board of Directors, purchased a portion of the convertible debt, and hence the shares of Common Stock underlying such debt, in that transaction. The Company believes that the amount of funds that it was able to raise in the May 2003 Financing was limited by the Nasdaq requirement for prior shareholder approval of the issuance of a large block of shares at a price below Nasdaq market value and that, in order to raise sufficient capital to fund the Company's needs for the next eighteen (18) months, the Company's Board of Directors needs the flexibility to be able to offer Common Stock or Common Stock equivalents, if the Board deems it necessary and appropriate, at a price less than Nasdaq "market value" and to include officers and directors of the Company and their affiliates in that offering.

     The Board of Directors believes that the Company's operating results, and its resulting cash position, are especially susceptible to the variables of market forces that could materially and adversely impact its cash position in a short period of time. Accordingly, the Company believes that it may need to undertake one or more such private placements of Common Stock or Common Stock equivalents on short notice. Moreover, in order to raise sufficient capital or complete these offerings in a timely manner, a substantial portion of the securities offered by the Company may need to be purchased, directly or indirectly, by officers or directors of the Company. The Company also believes that the foregoing circumstances make it highly unlikely that the terms of such financings would be finalized in time to give sufficient notice for shareholder approval of the specific financings at a shareholders' meeting and still close the financing in a timely manner. Therefore, the Company is hereby seeking shareholder approval of the sale of up to 5,000,0000 shares of Common Stock or Common Stock equivalents in such transactions over the three (3) month period following shareholder approval of this proposal in advance of negotiations of the final terms of any such transaction.

     Advance shareholder approval of the issuance of Common Stock below Nasdaq "market value" is necessary because strict adherence by the Company to the Nasdaq definition of market value in these anticipated future financings is not practicable for several reasons. First, it is the Company's experience that sophisticated investors may not be willing to pay Nasdaq market value for shares of Common Stock or Common Stock equivalents when they buy substantial amounts of restricted stock which cannot be freely resold until subsequently registered by the Company. This is particularly true where, as here, even after the shares are registered, it may still be difficult to sell them at current or then prevailing market prices because of the thin trading market for the Company's stock. Moreover, in the event of a private placement of such securities to a group of different investors, the Signature Dates for the various investors could vary, creating an issue of fair dealing in such offerings as well as other issues. Delaying the execution of agreements and the receipt of funds raised in a financing until all investors tentatively agree on final terms would likely be logistically difficult and impractical, and could create an obstacle to the completion of such a financing which the Company's Board of Directors believes would be detrimental to the likelihood of success of any such offering.


     In light of recent events and current economic and political conditions, the Board of Directors has determined it to be in the best interests of the Company that the Board of Directors, if acting unanimously and with the separate concurrence, based on independent deliberations, of the Company's Audit Committee or another committee of the Board comprised entirely of independent directors not participating in the proposed transaction, or, if no such committee is available, with the subsequent ratification by a vote of the pre-transaction shareholders not less than three (3) months following the closing of the transaction, has the flexibility to raise funds by private placements of Common Stock or Common Stock equivalents at less than Nasdaq market value and to permit the purchase of all or a substantial portion of such securities by officers and directors of the Company or their affiliates. The Board believes that it may need this flexibility to be able to take advantage of various potential business opportunities, including the sale of convertible debt or mezzanine financing, private placements of Common Stock, issuances of warrants in connection with new or restructured debt financings, or other transactions designed to strengthen its working capital or cash position or to fund the acquisition of businesses or assets.


     POTENTIAL DELISTING OF THE COMPANY'S COMMON STOCK FROM NASDAQ

     The Company received a letter from Nasdaq dated March 25, 2003, which indicated that, for the last 30 consecutive trading days, the bid price of the Company's Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion under Stock Market Rule 4310(c)(4) (the "$1.00 Rule"). The Company was given 180 calendar days, or until September 22, 2003, to regain compliance. If, at any time before September 22, 2003, the bid price of the Company's Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, Nasdaq will provide written notification that the Company complies with the Rule. (Nasdaq may require that the closing bid price equals $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining if the Company complies.) If compliance with the $1.00 Rule cannot be demonstrated by September 22, 2003, Nasdaq will determine whether the Company meets the initial listing criteria for The Nasdaq SmallCap Market under Stock Market Rule 4310(c)(2)(A). If it meets the initial listing criteria, Nasdaq will notify the Company that it has been granted an additional 180 calendar day grace period to demonstrate compliance with the $1.00 Rule. If within that second 180 day grace period the Company still has not met the $1.00 Rule, it may be afforded an additional 90 day compliance period, provided that at that time it meets the initial listing criteria (which are in most respects more onerous than the continuing inclusion criteria). The Company does not meet the initial listing criteria at this time but believes that, if it can raise enough new capital before September 22, 2003, it may then meet those criteria and therefore qualify for the additional 180 days to demonstrate its compliance with the $1.00 Rule.

     ISSUANCE OF COMMON STOCK IN LIEU OF INTEREST.

     Certain promissory notes of the Company currently provide that interest on those notes may be paid by the Company with shares of Common Stock ("PIK Shares") instead of cash, based on the Nasdaq market value at the time of such agreement. Nasdaq has taken the position that PIK Shares cannot be issued at a price lower than the Nasdaq market value as measured on the original Signature Date of any such promissory notes without becoming subject to the shareholder approval requirements of the Rule for the sale of 20% of the outstanding shares in below market value transactions, even if the Nasdaq market price is lower when the Company and the noteholder agree that some of such interest may be paid in PIK Shares instead of cash. According to Nasdaq, if the Company agrees to use the market value at the time of the agreement to accept PIK Shares, shareholder approval is required if the aggregate amount of PIK shares which may be issued on account of interest on the notes, exceeds the 20% threshold of the Rule. Shareholder approval of this proposal, however, would permit the payment of PIK shares at market value at the time of the agreement to accept PIK Shares or at another contemporaneously negotiated price without regard to whether that price is lower than the Nasdaq market value at the original Signature Date of the promissory notes.

     EFFECT OF SHAREHOLDER APPROVAL OF THIS PROPOSAL.


     As of June 4, 2003, the Company had issued and outstanding 7,234,168 shares of Common Stock. The Company proposes that the maximum number of shares of Common Stock which either would be issued or made subject to issuance under one or more private placement of convertible debt during the three (3) month period following the date of this Special Meeting would not exceed 5,000,000 shares of Common Stock in the aggregate, or approximately sixty nine percent (69%) of the Company's issued and outstanding shares of Common Stock as of June 4, 2003 before issuance, forty one percent (41%) of the outstanding shares after such issuance, and ten percent (10%) of the total authorized shares of Common Stock (assuming the approval by the shareholders of the amendment to the Articles of Incorporation to increase the authorized shares of Common Stock to 50,000,000 shares as described above). Such private placements of Common Stock, which may be in the form of shares or shares underlying warrants or convertible debt, are expected to be issued at a price based on an average market price, or at a stated discount from such a price, but such average market price would not be bound by Nasdaq's rigid definition of "market value" because it is unrealistic and difficult to administer. Approval of this proposal would not, however, empower the Board to sell shares in violation of Nasdaq Stock Market rules relating to the issuance of "future priced securities", whereby the price is determined by reference to future market prices or values. Any variance by the Company from the restrictions on "future priced securities" would require the separate shareholder approval prescribed by such rules.


     Any private placement transactions by the Company under the advance approval being sought at this Special Meeting will be subject to the following additional restrictions: (a) while such transactions could involve officers, directors, or other affiliates of the Company or parties related to such affiliates, each transaction must be negotiated at arm's length and the Company must be represented in such negotiations by disinterested parties to such affiliates; (b) no transaction or series of transactions can effect a change of control of the Company except as part of an acquisition or business combination approved or ratified by the shareholders; (c) each transaction must be completed within the three (3) month period following the date of shareholder approval of this proposal; (d) while such transactions could involve the sale of Common Stock or Common Stock equivalents at a price lower than Nasdaq's definition of "market value", in no event could the sales price be less than fifty percent (50%) of "market value; (e) in addition to the limitation on the number of shares that could be issued in such a transaction or series of transactions, the total dollar amount of proceeds would be limited to $10,000,000; and (f) because the members of the Board of Directors and their affiliates beneficially own or control approximately 49% of the Company's outstanding shares of Common Stock, such transactions would have to be unanimously approved by the Board of Directors to ensure that, as a practical matter, the financing transaction is assured of shareholder approval or ratification in any event. In addition, the terms of the Common Stock to be issued in any private placement transaction must be approved by the Company's Audit Committee or another committee consisting entirely of independent, non-participating directors, irrespective of whether the transaction includes affiliates of officers or directors or, if no such committee is available, is subsequently ratified by a vote of the pre-transaction shareholders not less than three (3) months following the closing of the transaction. On the other hand, no further authorization for any such issuance by a vote of the Company's shareholders will be solicited prior to such issuance. The total shares issued could total more than 20% of our total shares of Common Stock, depending on the time the percentages are measured and the number of shares actually issued. The Company will also give 10 days prior notice to the shareholders, by amendment to this proxy statement, by press release or by other appropriate means, of the specific terms, amount and affiliated purchasers in any such convertible debt transactions.

     STATE LAW REGARDING SHAREHOLDER APPROVAL

     Nothing herein is meant to displace or supercede the requirements of Florida law with respect to shareholder approval of mergers, consolidations or acquisitions of all or substantially all of the assets of the Company or another company. The potential issuance of shares of Common Stock by the Board of Directors for which this proposal seeks advance approval are ordinarily within the discretion of the Board. Approval is only being sought because of the restrictions placed on the Company by the shareholder approval requirements of Nasdaq Stock Market Rules.


     POTENTIAL TRANSACTIONS

     As of the date hereof, the Company has not commenced any private placements or other transactions which could come within the scope of the transactions which would be pre-approved by this proposal. On the other hand, it has continuously engaged in discussions with various parties over the past few years aimed at raising a substantial amount of debt or equity capital. It is conceivable that some of those discussions, which are ongoing, could, under certain circumstances, approach or exceed the 20% of outstanding shares threshold set by Nasdaq's Private Placement Rule and involve the issuance of Common Stock or Common Stock equivalents at a price less than Nasdaq "market value" on the date of issuance. In such an event, however, the Company will issue the prior notice to shareholders required by the terms of the Private Placement Proposal and will take such other steps as are necessary or appropriate to comply with its disclosure obligations under applicable securities laws.



  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE GRANT OF AUTHORITY TO THE
   BOARD OF DIRECTORS TO CAUSE THE COMPANY TO ISSUE UP TO 5,000,000 SHARES OF
       ITS COMMON STOCK OR COMMON STOCK EQUIVALENTS FOR PROCEEDS OF UP TO
                           $10,000,000 IN ONE OR MORE

                   PRIVATE PLACEMENTS DURING THE THREE MONTHS
  FOLLOWING APPROVAL OF THE PROPOSAL, AT PRICES UP TO 50% LOWER THAN THE NASDAQ
     DEFINITION OF MARKET VALUE, AND TO PERMIT OFFICERS AND DIRECTORS OF THE COMPANY TO PURCHASE SOME OR ALL OF SUCH SECURITIES IN SUCH PLACEMENTS.

   * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                PROPOSAL FOR APPROVAL OF ONE OR MORE ACQUISITIONS
              AT A NEGOTIATED PRICE LOWER THAN NASDAQ MARKET VALUE

     ISSUANCE OF SHARES FOR ACQUISITIONS OF BUSINESSES OR ASSETS


     The Board of Directors adopted a resolution on May 30, 2003, to ask the shareholders to approve the issuance by the Company of up to 25,000,000 shares of Common Stock in connection with the acquisition by the Company of one or more businesses or the assets thereof at any time during the three (3) months following approval of the proposal, even if such issuance is done at a negotiated price that may be deemed to be below "market value" (as defined by Nasdaq Stock Market Rules), so long as the price and other terms of any such acquisition are unanimously approved by the Board of Directors and also approved by a committee of independent members of the Company's Board of Directors. While this proposal overlaps in some respect with the Private Placement Proposal discussed above, this Acquisition Proposal varies from the Private Placement Proposal in that (a) it is limited to issuances of shares of Common Stock or Common Stock equivalents in connection with acquisitions of other businesses or assets thereof, (b) it permits the issuance of up to 25,000,000 shares rather than only 5,000,000 shares and up to $75,000,000 in consideration rather than only $10,000,000 in cash proceeds, and (c) it does not create an exception to the requirements of Nasdaq Stock Market Rule 4350(i)(1)(C) (the "Acquisition Rule ") (or the proposed amendment to Nasdaq Stock Market Rule 4350(i)(D)(the "Private Placement Rule")) limiting the amount of shares which can be sold to officers and directors of the Company in any such offering.


     The Company from time to time investigates opportunities to make acquisitions of assets or companies, which acquisitions are likely to include the private issuance of shares of its Common Stock or other instruments convertible into Common Stock at a negotiated price. In light of present business conditions in the mobile fueling industry, as described above, and the similar problems faced by related or complementary businesses, the Company believes that it is possible that, during the next several months, the Company will be presented with one or more opportunities to make a strategic acquisition within the industry or in related businesses. Since the Company's cash resources are limited, it is likely that such acquisitions could be made only through the issuance of its Common Stock or other securities. The Company further expects that, if such acquisition opportunities do in fact arise, there may only be a brief window of opportunity to effect the transaction which would not allow sufficient time for negotiation of the transaction terms, execution of definitive documents, and completion of a 90 to 120 day shareholder approval process.

     CONDITIONS OF PROPOSAL

     As in the case of the previous proposal relating to private placements of Common Stock below Nasdaq "market value", we are submitting this proposal to a vote of our shareholders at this time in an effort to comply with the shareholder approval requirements of Nasdaq Stock Market Rules, particularly the Acquisition Rule, the Private Placement Rule and the proposed amendments to the Private Placement Rule (hereinafter "the Rules"). As noted above, the Private Placement Rule requires shareholder approval for the issuance in a transaction not involving a public offering of voting securities equal to twenty percent (20%) or more of the total voting securities of a company at less than the Nasdaq definition of market value prior to such issuance. Correspondingly, the Acquisition Rule requires shareholder approval of the "acquisition of the stock or assets of another company" (i) if any director, officer or substantial shareholder of the issuer has a 5% or greater interest (or such persons have collectively a 10% or greater interest), directly or indirectly, in the company or assets to acquired or in the consideration to be paid in the transactions or series of related transactions and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares or voting power of 5% or more, or (ii) the transaction will result in the issuance of common stock or common stock equivalents equal to 20% of the outstanding shares prior to the acquisition transaction or with such voting power. Unlike the previous proposal, however, we are not asking for authority to permit officers and directors to act as substantial participants in the acquisitions authorized by this proposal without the specific transaction specific shareholder approval required by (i) of the Acquisition Rule (although, if that previous proposal were to be adopted, they could so participate in acquisitions which take the form of private placements so long as they aggregate no more than 5,000,000 shares and meet the other conditions of that proposal); rather, we are only asking for authority to exceed the 20% cap found in (ii) of the Acquisition Rule if the various conditions set forth in the third proposal are met.

     NEED FOR BOARD OF DIRECTORS AUTHORITY


     As noted above, strict adherence by the Company to the Nasdaq concept of market value in negotiated transactions may not be practicable. In negotiated acquisitions of businesses or assets of businesses, target company shareholders are often reluctant to accept the recent market price when they are receiving substantial amounts of restricted stock that cannot be freely resold until subsequently registered by the acquirer. In the Company's case, such reluctance may be even greater because, even if the Common Stock is registered, it may be difficult to sell shares at current market prices because of the thin trading market for the Company's stock. Accordingly, the Board of Directors believes that application of the Rule to negotiated acquisitions of unaffiliated businesses or assets, by removing the Board's authority to negotiate a fair discount from market price in a timely fashion, would unduly restrict the Company's ability to make one or more some of the strategic acquisitions which may be presented to the Company over the next several months. The Board of Directors considers it to be in the best interests of the Company for the Board, acting unanimously and with the concurrence of the Audit Committee or another committee of the Board comprised entirely of independent directors with no interest in the proposed transaction, based on the committee's independent deliberations, to have the flexibility to issue shares of its Common Stock or Common Stock equivalents to fund one or more acquisitions of a business at a negotiated price, which price may be less than the rigid Nasdaq definition of market value.

      THE PROPOSAL'S LIMITATIONS ON BOARD DISCRETION

      As of June 4, 2003, the Company had issued and outstanding 7,234,168 shares of Common Stock. The Company proposes that the maximum number of Common Stock which either would be issued or made subject to issuance under one or more private placements for acquisitions within the three (3) month period following the approval of this proposal at this Special Meeting would not exceed 25,000,000 shares of Common Stock in the aggregate, or 50% of the Company's authorized shares of Common Stock as of July 23, 2003 (assuming the approval by the shareholders of the amendment to the Articles of Incorporation to increase the authorized shares of Common Stock to 50,000,000 as described above). Any acquisition transactions under the advance approval being sought at this Special Meeting will be subject to the following additional restrictions: (a) no transaction or series of transactions can effect a change of control of the Company except as part of an acquisition or business combination approved or ratified by the shareholders; (b) each transaction must be completed within the three (3) period following the date that shareholder approval of this proposal is given; (c) while such transactions could involve the sale of Common Stock or Common Stock equivalents at a price lower than Nasdaq's definition of "market value", in no event could the sales price be less than fifty percent (50%) of "market value; and (d) in addition to the limitation on the number of shares that could be issued in such a transaction or series of transactions, the total value of the consideration for which shares could be issued in such transactions would be limited to $75,000,000.

     In addition, the terms of the Common Stock to be issued in any private placement transaction must be approved by Company's Audit Committee or another committee consisting entirely of independent, non-participating directors, irrespective of whether the transaction includes affiliates of officers or directors. On the other hand, if this third proposal is approved, no further authorization for any such issuance by a vote of the Company's shareholders will be solicited prior to such issuance. Because the proposal, if approved, would permit the issuance of up to 25,000,000 shares for such acquisitions at a price which is up to 50% lower than the Nasdaq definition of "market value", the total shares issued in such acquisitions could amount to substantially more than 20% of our total issued and outstanding shares of Common Stock, though the percentage could vary depending on the time the percentages are measured and the number of shares actually issued in such transaction and in prior transactions, if any. The Company will give 10 days prior notice, by amendment to this proxy statement if possible, or by press release or other appropriate means if amendment is not possible, of the specific terms, amount and affiliated purchasers in any such acquisition transactions.

     POTENTIAL ACQUISITION OF ASSETS OF U.S. FLEET SERVICES

     While the Company has not selected any specific acquisition opportunities for which it would use the authority to be provided by this resolution, it has recently been approached about a specific opportunity that it may elect to pursue in the near future. U.S. Fleet Services, Inc. is a privately held operator and consolidator of mobile, on-site fleet fueling businesses across the United States headquartered in Bordentown, New Jersey. In response to an invitation from

GTCR Golder Rauner LLC, the largest shareholder of U.S. Fleet, the Company on May 30, 2003, submitted a letter expressing interest in acquiring U.S. Fleet business operations in specified Southeast Region locations, including locations in Georgia, North Carolina, South Carolina, Alabama, Florida, Tennessee and Texas. In its May 30 letter, the Company expressly disclaimed making an actual offer to buy these operations but outlined the terms by which an acquisition of some or all of these locations might be structured. The Company expressed interest in acquiring customer lists, delivery, operating and accounting information, service contracts, customer introductions and other materials. The Company also expressed an interest in the possible acquisition or licensing of U.S. Fleet's overall accounting and operating systems.


     The Company did not propose a purchase price or formula but did suggest that an offer, if made, would likely be for a purchase price consisting entirely of shares of the Company's common stock and would be paid out over a period of years pursuant to an "earn-out" arrangement based on actual results of operations by the acquired operations after closing. Any shares of stock issued would have customary registration rights, including "piggyback" registration rights. The Company's May 30 letter stated that, in determining its offering price, the Company would consider various factors, including fuel volume, net margin on fuel delivered, incremental costs, a discount rate reflecting the value of shares versus cash, and the inherent business risks associated with the transaction. The Company has received preliminary indications that U.S. Fleet is not willing to accept shares of the Company's stock as payment for its assets but there can be no assurance that an acquisition by the Company of some U.S. Fleet assets will not eventually be consummated.


     The Company believes that the potential transaction with U.S. Fleet is representative of the types of transactions that make the grant of the authority to the Board of Directors sought by this proposal desirable for the Company. If the Company were to negotiate a purchase transaction with U.S. Fleet involving some or all of the assets described in the May 30 letter, the delays entailed in obtaining shareholder approval of the specific negotiated terms of the transaction after such negotiations could create a competitive disadvantage for the Company. in such negotiations. In some cases, that disadvantage could even lead to a loss of the acquisition opportunity to other, more nimble competitors.

     STATE LAW REGARDING SHAREHOLDER APPROVAL

     Nothing herein is meant to displace or supercede the requirements of Florida law with respect to shareholder approval of mergers, consolidations or acquisitions of all or substantially all of the assets of another company. The potential issuance of shares of Common Stock by the Board of Directors for which this proposal seeks advance approval are ordinarily within the discretion of the Board. Approval is only being sought because of the restrictions placed on the Company by the shareholder approval requirements of Nasdaq Stock Market Rules.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE GRANT OF AUTHORITY TO THE
  BOARD OF DIRECTORS TO CAUSE THE COMPANY TO ISSUE UP TO 25,000,000 SHARES OF ITS COMMON STOCK FOR PROCEEDS OF UP TO $75,000,000, AT A PRICE UP TO 50% LESS
    THAN NASDAQ MARKET VALUE, FOR ONE OR MORE ACQUISITIONS OF BUSINESSES OR
                               ASSETS DURING THE

                 THREE (3) MONTHS FOLLOWING SHAREHOLDER APPROVAL
                               OF THIS PROPOSAL.

   * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                                  OTHER MATTERS

     As of the date of this proxy statement, the Board does not intend to present at the Special Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.


                              SHAREHOLDER PROPOSALS

     Shareholders interested in presenting a proposal for consideration at our 2003 Annual Meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934, as amended, and our Bylaws. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than June 30, 2003. If the date of the 2003 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2002 Annual Meeting, any such proposals must be submitted no later than the close of business on the later of the 60th day prior to the 2003 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.


                                       By Order of the Board of Directors
                                       RICHARD E. GATHRIGHT
                                       Chief Executive Officer, President and
                                       Chairman of the Board


Fort Lauderdale, Florida
June 23, 2003

                                    APPENDIX

                         STREICHER MOBILE FUELING, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE SPECIAL MEETING OF SHAREHOLDERS ON JULY 23, 2003

     The undersigned hereby appoints Richard E. Gathright and Michael S. Shore, and each of them as proxies, each with full power of substitution and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of Common Stock of Streicher Mobile Fueling, Inc. held of record by the undersigned on May 20, 2003, at the Special Meeting of Shareholders to be held on July 23, 2003, at 9:00 a.m. at the Westin Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida, or any adjournment or postponement of such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED HEREIN.

                               (SEE REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         SPECIAL MEETING OF SHAREHOLDERS

                         STREICHER MOBILE FUELING, INC.




                                  JULY 23, 2003


            | Please Detach and Mail in the Envelope Provided |

|X| PLEASE MARK YOUR
    VOTES AS INDICATED
    IN THIS EXAMPLE

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        A VOTE FOR ALL OF THE PROPOSALS.

1. TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 50,000,000 SHARES

                             |_| FOR |_| AGAINST |_| ABSTAIN

2. TO GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CAUSE THE COMPANY TO ISSUE UP TO 5,000,000 SHARES OF ITS COMMON STOCK OR COMMON STOCK EQUIVALENTS FOR PROCEEDS OF UP TO $10,000,000 IN ONE OR MORE PRIVATE PLACEMENTS DURING THE THREE MONTHS FOLLOWING APPROVAL OF THE PROPOSAL, AT PRICES UP TO 50% LOWER THAN THE NASDAQ DEFINITION OF MARKET VALUE, AND TO PERMIT OFFICERS AND DIRECTORS OF THE COMPANY TO PURCHASE SOME OR ALL OF SUCH SECURITIES IN SUCH PLACEMENTS.

                             |_| FOR |_| AGAINST |_| ABSTAIN

3. TO GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CAUSE THE COMPANY TO ISSUE UP TO 25,000,000 SHARES OF ITS COMMON STOCK FOR PROCEEDS OF AS MUCH AS $75,000,000 AT A PRICE PER SHARE UP TO 50% LESS THAN NASDAQ MARKET VALUE FOR ONE OR MORE ACQUISITIONS OF BUSINESSES OR ASSETS BY THE COMPANY DURING THE THREE (3) MONTHS FOLLOWING SHAREHOLDER APPROVAL OF THIS PROPOSAL

                             |_| FOR |_| AGAINST |_| ABSTAIN

4. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

___________________  _____________________________  Dated: _______________, 2003
(SIGNATURE)          (SIGNATURE, IF HELD JOINTLY)

NOTE: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.